UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2015

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

442 Littlefield Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 27, 2015, Tom Fernandez and Marek Biestek resigned as members of the board of directors (the “Board”) of KaloBios Pharmaceuticals, Inc. (the “Company”). There were no disagreements with the Company that led to the resignations.

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On December 27, 2015, the Board approved an amendment to the Company’s Amended and Restated Bylaws to provide a procedure for the Board to fix a record date for the determination of stockholders entitled to participate in certain corporate actions, including, among others, to express consent to corporate action in writing without a meeting.

The foregoing description of the amendment to the Amended and Restated Bylaws does not purport to be a complete statement of the provisions thereof. Such description is qualified in its entirety by reference to the amendment, a copy of which is included as Exhibit 3.2 to this Form 8-K and is incorporated herein by reference thereto.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
3.2	Amendment to Amended and Restated Bylaws of KaloBios Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ David Moradi
Name: David Moradi Title: Director

Dated: December 28, 2015

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amendment to Amended and Restated Bylaws of KaloBios Pharmaceuticals, Inc.